UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

APi Group Corporation

(Exact name of registrant as specified in its charter)

The British Virgin Islands*	98-1510303
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o APi Group, Inc. 1100 Old Highway 8 NW New Brighton, MN	55112
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The New York Stock Exchange

* This registration statement is being filed to effect a domestication under Section 388 of the General Corporation Law of the State of Delaware and a discontinuance under Section 184 of the BVI Business Companies Act, 2004 (as amended), pursuant to which the Registrant’s jurisdiction of incorporation will be changed from the British Virgin Islands to the State of Delaware.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-237553

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder constitute shares of common stock, par value $0.0001 per share (the “Common Stock”), of APi Group Corporation (the “Registrant”). The Common Stock is being registered in connection with the Registrant’s domestication as a Delaware corporation, which domestication is described under the heading “The Domestication” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-4 (Registration No. 333-237553) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on April 2, 2020, as amended by any amendments to such Registration Statement. A description of the Common Stock is set forth under the heading “Description of Capital Stock; Comparison of Rights” in the prospectus constituting part of the Registration Statement and such description is incorporated herein by reference.

Item 2.    Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.

API GROUP CORPORATION

Date: April 27, 2020	By:	/s/ Andrea Fike
	Name:	Andrea Fike
	Title:	Senior Vice President, General Counsel and Secretary